UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 27, 2016
 Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

(Registrant’s telephone number, including area code): (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2016, Abbott Laboratories, an Illinois corporation (“Abbott”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with St. Jude Medical, Inc., a Minnesota corporation (“St. Jude”), Vault Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott (“Merger Sub 1”), and Vault Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Abbott (“Merger Sub 2”).The Merger Agreement provides for, among other things, the merger of Merger Sub 1 with and into St. Jude (the “First Merger”), with St. Jude surviving the First Merger, followed by the merger of St. Jude with and into Merger Sub 2, with Merger Sub 2 surviving such merger (together with the First Merger, the “Mergers”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each of St. Jude’s issued and outstanding common shares, par value $0.10 per share (the “St. Jude Shares”) (other than shares owned directly or indirectly by Abbott or any subsidiary of Abbott or any subsidiary of St. Jude immediately prior to the Effective Time and other than St. Jude Shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive $46.75 in cash, without interest, and 0.8708 of an Abbott common share (together, the “Merger Consideration”), less any applicable withholding taxes.

Completion of the Mergers is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding St. Jude Shares, (2) approval for listing on the NYSE of the Abbott shares to be issued in the First Merger, (3) there being no law or order prohibiting, enjoining, or otherwise making illegal the consummation of the Mergers or the issuance of Abbott shares as part of the Merger Consideration, (4) effectiveness of the SEC registration statement to register the offering of Abbott shares as part of the Merger Consideration, and (5) the expiration of the waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other specified antitrust approvals. The obligation of each of St. Jude and Abbott to consummate the Mergers is also conditioned on the other party’s representations and warranties being true and correct (subject to specified materiality thresholds), the other party having performed in all material respects all of its obligations under the Merger Agreement, the absence of a material adverse effect, as defined in the Merger Agreement, on the other party, and the receipt by each party of opinions to the effect that the transaction will be treated as a reorganization for U.S. federal income tax purposes.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Abbott or St. Jude.  The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Abbott’s or St. Jude’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On April 27, 2016, in connection with the execution of the Merger Agreement, Abbott entered into a commitment letter, dated as of April 27, 2016 (the “Commitment Letter”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (together, “Bank of America”), pursuant to which Bank of America has committed to provide, subject to the terms and conditions of the Commitment Letter, up to $17,200,000,000 of senior unsecured bridge loans.

On April 28, 2016, Abbott and St. Jude issued a joint press release announcing the execution of the Merger Agreement.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 28, 2016, Abbott intends to conduct an investor conference call regarding the Mergers. The presentation that will be made available in connection with the conference call is attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of April 27, 2016, by and among Abbott Laboratories, St. Jude Medical, Inc., Vault Merger Sub, Inc. and Vault Merger Sub, LLC

99.1	Joint Press Release dated April 28, 2016

99.2	Presentation to be made available in connection with investor conference call to be held on April 28, 2016

Important Additional Information Will Be Filed With The SEC

In connection with the proposed transaction, Abbott intends to file a registration statement on Form S-4 with the SEC which will include a document that serves as a prospectus of Abbott and a proxy statement of St. Jude (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. Investors and security holders of St. Jude are urged to carefully read the entire registration statement and proxy statement/prospectus and other relevant documents filed with the SEC when they become available, because they will contain important information. A definitive proxy statement/prospectus will be sent to St. Jude’s shareholders. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Abbott or St. Jude as described in the paragraphs above.

The documents filed by Abbott with the SEC may be obtained free of charge at Abbott’s website at www.abbott.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Abbott by requesting them by mail at Abbott Laboratories, 6100 Abbott Park Road, Abbott Park, IL 60064-6400, Attention Investor Relations, or by telephone at (224) 667-8945.

The documents filed by St. Jude with the SEC may be obtained free of charge at St. Jude’s website at www.sjm.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from St. Jude by requesting them by mail at St. Jude Medical, Inc., One St. Jude Medical Drive, St. Paul, MN 55117 Attention: Investor Relations, or by telephone at (651) 756-4347.

Participants in the Solicitation

St. Jude, Abbott and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies from St. Jude shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of St. Jude in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Abbott and their ownership of Abbott common stock is set forth in the definitive proxy statement for Abbott’s 2016 annual meeting of shareholders, as previously filed with the SEC on March 18, 2016. Information about the directors and executive officers of St. Jude and their ownership of St. Jude common stock is set forth in the definitive proxy statement for St. Jude’s 2016 annual meeting of shareholders, as previously filed with the SEC on March 22, 2016.  Free copies of these documents may be obtained as described in the paragraphs above.

Private Securities Litigation Reform Act of 1995

A Caution Concerning Forward-Looking Statements

Some statements in this document may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott and St. Jude Medical caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction on a timely basis or at all, the ability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including the ability to secure the required regulatory approvals on the terms expected, at all or in a timely manner, the ability of Abbott to successfully integrate St. Jude Medical’s operations, and the ability of Abbott to implement its plans, forecasts and other expectations with respect to St. Jude Medical’s business after the completion of the transaction and realize expected synergies. Economic, competitive, governmental, technological and other factors that may affect Abbott’s and St. Jude Medical’s operations are discussed in Item 1A, “Risk Factors,’’ in each of Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2015, and St. Jude Medical’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Jan. 2, 2016, respectively, and are incorporated by reference. Abbott and St. Jude Medical undertake no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: April 28, 2016	By:
/s/ Brian B. Yoor
	Name:	Brian B. Yoor
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of April 27, 2016, by and among Abbott Laboratories, St. Jude Medical, Inc., Vault Merger Sub, Inc. and Vault Merger Sub, LLC

99.1	Joint Press Release dated April 28, 2016

99.2	Presentation to be made available in connection with investor conference call to be held on April 28, 2016